UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): MARCH 24, 2009





                          INTERPLAY ENTERTAINMENT CORP.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                     0-24363                    33-0102707
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              file number)             Identification No.)



             100 N. CRESCENT DRIVE, BEVERLY HILLS, CALIFORNIA 90210
          -------------------------------------------------------------
                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (310) 432-1958


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2009, the Company entered into an Intellectual Property Purchase and Sale Agreement with Interactive Game Group LLC (I2G) to acquire all rights title and interest owned by I2G in the following franchises: "Conquer Series", "M1 Tank Platoon Series" and "Subwar".

ITEM 3.02        UNREGISTERED SALE OF EQUITY SECURITIES

[See Item 1.01 above.]

On March 24, 2009 the Company sold to Microprose, LLC, an affiliate of I2G, 5,454,967 shares of Common Stock of the Company and issued a warrant to purchase 1,677,483 shares of Common Stock of the Company for a total consideration of $327,298. Such shares and warrant were issued, and any underlying shares of Common Stock would be issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933. Such warrant has a term of 3 years, an exercise price of $0.06, is immediately exercisable, and was issued in accordance with the terms of the Form of Warrant Agreement filed as
Exhibit 10.07 to the Company's Form 10-Q for the period ended March 31, 2008.

On October 22, 2008 and on December 5, 2008 the Company sold to two private investors a total of 284,667 shares of Common Stock of the Company for a total consideration of $27,620.00. Such shares were issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       INTERPLAY ENTERTAINMENT CORPORATION
                                                  (Registrant)



DATE:     MARCH 27, 2009               By   /S/ HERVE CAEN
          -----------------                 ------------------------------------
                                            Herve Caen
                                            Chief Executive Officer and Interim
                                            Chief Financial Officer


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